Exhibit 99.1

Inseego Reports Third Quarter 2024 Financial Results

Q3 2024 revenue from continuing and discontinued operations of $61.9 million

Q3 2024 positive Adjusted EBITDA from continuing and discontinued operations of $9.3 million and GAAP Net Income of $9.0 million

Agreed to sell telematics business for $52.0 million in cash

Executed convertible debt restructuring and material reduction in debt

SAN DIEGO—November 12, 2024—Inseego Corp. (Nasdaq: INSG) (the “Company”), a technology leader in 5G mobile and fixed wireless solutions for mobile network operators, Fortune 500 enterprises and SMBs, today reported its results for the third quarter of 2024 ended September 30, 2024.

“The third quarter had several positive, and meaningfully transformative events for Inseego, operationally, strategically and financially,” said Phil Brace, Executive Chairman of Inseego. “The closing of our convertible note restructuring and the announced sale of our Telematics business have allowed us to deliver on our commitment to improve the Company’s capital structure. In addition, our operating results in the quarter were the best they have been in several years. Our focus now is on addressing our 5G pipeline and continuing the trajectory as we develop new products and look to drive long-term growth."

“We continue to be focused on driving stockholder value and are pleased to have restructured 91% of our outstanding convertible notes, meaningfully reducing debt and right-sizing the Company’s capital structure,” Steven Gatoff, Chief Financial Officer of Inseego, commented. "The $52 million in cash we anticipate receiving from the closing of the sale of Telematics will add additional liquidity and flexibility for the Company. On the operational front, Q3 was a pivotal quarter in which we delivered a big revenue quarter and generated strong Adjusted EBITDA and Operating Cash Flow, along with positive GAAP Operating and Net Income.”

Financial Highlights

The following financial highlights present the results of operations of the Company for the quarter ended September 30, 2024. As mentioned above, during the quarter ended September 30, 2024, the Company entered into an agreement to sell its telematics solutions business (the “Telematics Business”) for approximately $52 million in cash. Therefore, all results of operations related to the Telematics Business herein are reported as relating to ‘discontinued operations’, while the Company’s ongoing businesses are being reported as relating to ‘continuing operations’.

•	Revenue from continuing operations and discontinued operations for Q3 2024 was $61.9 million, comprised of revenue from continuing operations of $54.0 million and revenue from discontinued operations of $7.9 million.

•	Adjusted EBITDA from continuing operations and discontinued operations for Q3 2024 was $9.3 million, comprised of Adjusted EBITDA from continuing operations of $6.7 million and Adjusted EBITDA from discontinued operations of $2.6 million.

•	Gross margin from continuing operations for Q3 2024 was 34.8%, while that from discontinued operations was 59.0%, resulting in a blended rate of 37.9%.

Capital Structure Improvements

•	On November 6, 2024, the Company completed its capital structure management initiative and material debt reduction by exchanging $91.5 million of principal value of the Company’s 3.25% convertible notes due 2025 for long-term debt and equity; the Company has now repurchased or exchanged at a discount approximately $147 million, or 91% of aggregate principal amount, of the $162 million of the convertible notes that were outstanding as of December 31, 2023. See separate press release also issued on November 12, 2024 for further details.

•	Paid-down the Company’s short-term loan throughout the third quarter from an initial $19.5 million to be $6 million as of September 30,2024.

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Business Highlights

•	Hosted inaugural Channel Partner Advisory Council with key, strategic partners.

•	Onboarded 12 new Inseego Ignite partners in Q3, several of which produced immediate revenue.

•	Launched the multi-carrier certified 5G indoor router FX3110 to the Inseego Ignite channel program and closed new channel deals driving immediate revenue for this program.

•	Launched the first MiFi® specifically for the Inseego Ignite channel program with all tier 1 North American operator certifications and closed the first channel deal with a new win at a Fortune 150 utility company to enable their remote workforce with secure, mobile connectivity.

•	Launched Inseego products in the new T-Mobile Virtual Inventory Program.

•	Increased MiFi® X PRO sales sequentially across carriers, including one who continues to see increased demand with an emphasis on public sector customers.

Q4 2024 Guidance

As the sale of the Company’s telematics business is expected to close during the fourth quarter of 2024, that business is reported as discontinued operations and the following guidance is reflective of solely the expected results of the Company’s continuing operations. In other words, the Company’s guidance for Q4 2024 excludes any impact of expected results from the Company’s telematics operations.

•	Total revenue from continuing operations in the range of $43.0 million to $47.0 million compared to revenue from continuing operations for Q3 2024 of $54.0 million and revenue from continuing operations for Q4 2023 of $35.9 million.

•	Adjusted EBITDA from continuing operations in the range of $3.0 million to $4.0 million compared to Adjusted EBITDA from continuing operations for Q3 2024 of $6.7 million and Adjusted EBITDA from continuing operations for Q4 2023 of $2.3 million.

	Q4 2023 ACTUAL	Q3 2024 ACTUAL	Q4 2024 GUIDANCE
Revenue (from continuing operations)	$35.9m	$54.0m	$43.0m - $47.0m
Adjusted EBITDA (from continuing operations)	$2.3m	$6.7m	$3.0m - $4.0m

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations

•	Those without internet access may dial in by calling:
◦	In the United States, call 1-844-282-4463
◦	International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available one hour after the call through November 26, 2024. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 1249014 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

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About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

©2024. Inseego Corp. All rights reserved. MiFi and the Inseego name and logo are registered trademarks of Inseego Corp. Other company, product, or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and asset management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP operating costs and expenses, for example, exclude preferred stock dividends, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to our 2025 Notes and revolving credit facility, fair value adjustments on derivative instruments, and other non-recurring expenses. Adjusted EBITDA excludes interest, taxes, depreciation, amortization, impairment of capitalized software, impairment of long-lived assets, debt restructuring costs and divestiture related costs, along with certain other non-recurring expenses and foreign exchange gains and losses.

Adjusted EBITDA, non-GAAP cost of revenues, and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for cost of revenues, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be an important supplemental performance measure.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Mobile solutions	$32,282	$22,534	$73,431	$64,469
Fixed wireless access solutions	9,723	11,114	37,222	42,489
Product	42,005	33,648	110,653	106,958
Services and other	12,027	7,709	32,504	24,409
Total revenues	54,032	41,357	143,157	131,367
Cost of revenues:
Product	33,592	42,788	86,812	101,375
Services and other	1,640	734	5,492	3,559
Total cost of revenues	35,232	43,522	92,304	104,934
Gross profit (loss)	18,800	(2,165)	50,853	26,433
Operating costs and expenses:
Research and development	5,176	5,200	15,032	14,369
Sales and marketing	4,125	3,893	12,176	13,703
General and administrative	4,822	3,429	12,695	12,326
Depreciation and amortization	3,154	3,848	10,098	13,125
Impairment of capitalized software	507	611	927	1,115
Total operating costs and expenses	17,784	16,981	50,928	54,638
Operating income (loss)	1,016	(19,146)	(75)	(28,205)
Other (expense) income:
Interest expense, net	(5,731)	(2,894)	(9,686)	(6,910)
Loss on extinguishment of revolving credit facility	–	–	(788)	–
Gain on debt restructurings, net	12,366	–	13,690	–
Other income (expense), net	(72)	45	(864)	50
Income (Loss) before income taxes	7,579	(21,995)	2,277	(35,065)
Income tax provision	36	30	171	44
Income (Loss) from continuing operations	7,543	(22,025)	2,106	(35,109)
Income from discontinued operations, net of income tax provision	1,426	220	3,032	3,263
Net income (loss)	8,969	(21,805)	5,138	(31,846)
Preferred stock dividends	(827)	(756)	(2,425)	(2,218)
Net income (loss) attributable to common stockholders	$8,142	$(22,561)	$2,713	$(34,064)
Per share data:
Net earnings (loss) per share
Basic
Continuing operations	$0.54	$(1.95)	$(0.03)	$(3.33)
Discontinued operations	$0.12	$0.02	$0.25	$0.29
Basic earnings per share (*)	$0.66	$(1.93)	$0.23	$(3.03)
Diluted
Continuing operations	$(0.16)	$(1.95)	$(0.03)	$(3.33)
Discontinued operations	$0.11	$0.02	$0.25	$0.29
Diluted earnings per share (*)	$(0.06)	$(1.93)	$0.23	$(3.03)
Weighted-average shares used in computation of net earnings (loss) per share
Basic (*)	12,336,503	11,696,755	12,036,989	11,224,722
Diluted (*)	13,218,293	11,696,755	12,036,989	11,224,722

(*) Adjusted retroactively for reverse stock split that occurred on January 24, 2024

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$11,972	$2,409
Accounts receivable, net	15,612	18,202
Inventories	18,118	20,555
Prepaid expenses and other	3,627	4,937
Current assets held for sale	35,771	12,123
Total current assets	85,100	58,226
Property, plant and equipment, net	1,303	2,389
Intangible assets, net	19,465	25,718
Goodwill	3,949	3,949
Operating lease right-of-use assets	3,117	4,022
Other assets	456	1,256
Non-current assets held for sale	–	26,237
Total assets	$113,390	$121,797
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$35,457	$23,408
Accrued expenses and other current liabilities	31,147	21,049
Short-term loan	6,000	–
2025 Convertible Notes, net	106,250	–
Revolving credit facility	–	4,094
Current liabilities held for sale	10,000	7,360
Total current liabilities	188,854	55,911
Long-term liabilities:
2025 Convertible Notes, net	–	159,912
Operating lease liabilities	2,979	3,972
Deferred tax liabilities, net	121	112
Other long-term liabilities	6,499	2,351
Non-current liabilities held for sale	–	1,644
Total liabilities	198,453	223,902
Commitments and contingencies
Stockholders’ deficit:
Preferred stock (aggregate liquidation preference of $37.5 million)	–	–
Common stock	13	12
Additional paid-in capital	825,851	810,138
Accumulated other comprehensive loss	(6,712)	(5,327)
Accumulated deficit	(904,215)	(906,928)
Total stockholders’ deficit	(85,063)	(102,105)
Total liabilities and stockholders’ deficit	$113,390	$121,797

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$5,138	$(31,846)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,242	16,270
Loss on extinguishment of revolving credit facility	788	–
Gain on debt restructurings, net	(13,690)	–
Provision for expected credit losses	(231)	612
Impairment of capitalized software	927	1,115
Provision for excess and obsolete inventory	901	7,011
Impairment of operating lease right-of-use assets	139	–
Share-based compensation expense	2,815	6,030
Amortization of debt discount and debt issuance costs	4,435	2,048
Deferred income taxes	9	177
Non-cash operating lease expense	1,218	437
Other	6	–
Changes in assets and liabilities:
Accounts receivable	2,432	7,703
Inventories	(274)	7,685
Prepaid expenses and other assets	1,887	1,479
Accounts payable	12,284	1,162
Accrued expenses and other liabilities	14,683	2,561
Operating lease liabilities	(1,334)	(41)
Net cash provided by operating activities	45,375	22,403
Cash flows from investing activities:
Purchases of property, plant and equipment	(46)	(403)
Additions to capitalized software development costs and purchases of intangible assets	(3,608)	(6,114)
Net cash used in investing activities	(3,654)	(6,517)
Cash flows from financing activities:
Payments related to repurchases of 2025 Convertible Notes	(33,781)	–
Proceeds from issuance of short-term loan and warrants, net of issuance costs	19,350	–
Proceeds from a public offering of equity, net of issuance costs	–	6,057
Principal payments on financed assets	–	(360)
Net repayments on revolving credit facility	(4,882)	(7,851)
Repayments on short-term loan	(13,500)	–
Other financing activities	2	128
Net cash used in financing activities	(32,811)	(2,026)
Effect of exchange rates on cash	(1,682)	(2,057)
Net increase in cash and cash equivalents	7,228	11,803
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,409	3,241
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	5,110	3,902
Cash and cash equivalents, beginning of period	7,519	7,143
Cash, cash equivalents and restricted cash from continuing operations, end of period	11,972	14,424
Cash, cash equivalents and restricted cash from discontinued operations, end of period	2,775	4,522
Cash and cash equivalents, end of period	$14,747	$18,946

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INSEEGO CORP.

Supplemental 2024 Statement of Operations Data by Quarter

(In thousands)

(Unaudited)

As previously noted above, as a result of the share purchase agreement executed during the quarter under which we agreed to sell our Telematics Business, all results of said business have been classified within “Income from discontinued operations, net of income tax provision” in the above Statement of Operations. All other line items within the Statement of Operations consist solely of the results from the Company’s continuing operations. The company has reclassified all prior periods to conform to this presentation change. Below is a supplemental disclosure the Statement of Operations under the current presentation for each of the quarters in 2024 and 2023 (in thousands):

	Nine Months Ended	Three Months Ended
	September 30, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenues:
Mobile solutions	$73,431	$32,282	$25,879	$15,270
Fixed wireless access solutions	37,222	9,723	13,317	14,182
Product	110,653	42,005	39,196	29,452
Services and other	32,504	12,027	12,424	8,053
Total revenues	143,157	54,032	51,620	37,505
Cost of revenues:
Product	86,812	33,592	30,507	22,713
Services and other	5,492	1,640	2,304	1,548
Total cost of revenues	92,304	35,232	32,811	24,261
Gross profit (loss)	50,853	18,800	18,809	13,244
Operating costs and expenses:
Research and development	15,032	5,176	5,173	4,683
Sales and marketing	12,176	4,125	4,212	3,839
General and administrative	12,695	4,822	3,918	3,955
Depreciation and amortization	10,098	3,154	3,652	3,292
Impairment of capitalized software	927	507	–	420
Total operating costs and expenses	50,928	17,784	16,955	16,189
Operating income (loss)	(75)	1,016	1,854	(2,945)
Other (expense) income:
Interest expense, net	(9,686)	(5,731)	(1,776)	(2,179)
Loss on extinguishment of revolving credit facility	(788)	–	(788)	–
Gain on debt restructurings, net	13,690	12,366	1,324	–
Other income (expense), net	(864)	(72)	(417)	(375)
Income (Loss) before income taxes	2,277	7,579	197	(5,499)
Income tax provision	171	36	118	17
Income (Loss) from continuing operations	2,106	7,543	79	(5,516)
Income from discontinued operations, net of income tax provision	3,032	1,426	545	1,061
Net income (loss)	5,138	8,969	624	(4,455)
Preferred stock dividends	(2,425)	(827)	(808)	(790)
Net income (loss) attributable to common stockholders	$2,713	$8,142	$(184)	$(5,245)

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INSEEGO CORP.

Supplemental 2023 Statement of Operations Data by Quarter

(In thousands)

(Unaudited)

	Twelve Months Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenues:
Mobile solutions	$80,498	$16,029	$22,534	$18,895	$23,040
Fixed wireless access solutions	54,900	12,411	11,114	19,505	11,870
Product	135,398	28,440	33,648	38,400	34,910
Services and other	31,888	7,479	7,709	7,983	8,717
Total revenues	167,286	35,919	41,357	46,383	43,627
Cost of revenues:
Product	127,157	25,782	42,788	30,620	27,967
Services and other	4,353	794	734	1,139	1,686
Total cost of revenues	131,510	26,576	43,522	31,759	29,653
Gross profit (loss)	35,776	9,343	(2,165)	14,624	13,974
Operating costs and expenses:
Research and development	19,725	5,356	5,200	5,822	3,347
Sales and marketing	16,632	2,929	3,893	4,575	5,235
General and administrative	15,853	3,527	3,429	4,281	4,616
Depreciation and amortization	18,408	5,283	3,848	4,327	4,950
Impairment of capitalized software	1,115	–	611	–	504
Total operating costs and expenses	71,733	17,095	16,981	19,005	18,652
Operating income (loss)	(35,957)	(7,752)	(19,146)	(4,381)	(4,678)
Other (expense) income:
Interest expense, net	(9,086)	(2,176)	(2,894)	(2,017)	(1,999)
Other income (expense), net	70	19	45	23	(17)
Income (Loss) before income taxes	(44,973)	(9,909)	(21,995)	(6,375)	(6,694)
Income tax provision	43	(1)	30	15	(1)
Income (Loss) from continuing operations	(45,016)	(9,908)	(22,025)	(6,390)	(6,693)
Income from discontinued operations, net of income tax provision	(1,169)	(4,432)	220	1,454	1,589
Net income (loss)	(46,185)	(14,340)	(21,805)	(4,936)	(5,104)
Preferred stock dividends	(2,991)	(773)	(756)	(739)	(723)
Net income (loss) attributable to common stockholders	$(49,176)	$(15,113)	$(22,561)	$(5,675)	$(5,827)

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INSEEGO CORP.

Supplemental 2024 Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted EBITDA

(In thousands)

(Unaudited)

As is the case with the supplemental quarterly statement of operations tables above, we have split out the reconciliation of Adjusted EBITDA between Adjusted EBITDA from continuing operations, meaning that not related to the Telematics Business, and Adjusted EBITDA from discontinued operations, meaning that related to the Telematics Business. The company has reclassified all prior periods to conform to this presentation change. Below is a reconciliation of Adjusted EBITDA from continuing and discontinued operations for each of the quarters in 2024 and 2023 (in thousands):

	Nine Months Ended	Three Months Ended
	September 30, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Income (Loss) from continuing operations	$2,106	$7,543	$79	$(5,516)
Income tax provision (benefit)	171	36	118	17
Interest expense, net	9,686	5,731	1,776	2,179
Loss on extinguishment of revolving credit facility	788	–	788	–
Gain/(loss) on debt restructurings, net	(13,690)	(12,366)	(1,324)	–
Other (income) expense, net	864	72	417	375
Depreciation and amortization	10,221	3,193	3,691	3,337
Share-based compensation expense	2,714	1,193	834	687
Debt restructuring costs	1,121	669	452	–
Impairment of operating lease right-of-use assets	139	139	–	–
Impairment of capitalized software	927	507	–	420
Adjusted EBITDA from continuing operations	15,047	6,717	6,831	1,499

Income from discontinued operations, net of tax	3,032	1,426	545	1,061
Income tax provision (benefit)	674	266	188	220
Interest expense, net	(10)	(3)	(2)	(5)
Other (income) expense, net	(1,124)	(873)	(236)	(15)
Depreciation and amortization	3,021	980	1,003	1,038
Share-based compensation expense	100	35	35	30
Divestiture related costs	764	764	–	–
Adjusted EBITDA from discontinued operations	6,457	2,595	1,533	2,329

Adjusted EBITDA from continuing and discontinued operations	$21,504	$9,312	$8,364	$3,828

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Supplemental 2023 Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted EBITDA

(In thousands)

(Unaudited)

	Twelve Months Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Income (Loss) from continuing operations	$(45,016)	$(9,908)	$(22,025)	$(6,390)	$(6,693)
Income tax provision (benefit)	43	(1)	30	15	(1)
Interest expense, net	9,086	2,176	2,894	2,017	1,999
Other (income) expense, net	(70)	(19)	(45)	(23)	17
Depreciation and amortization	18,713	5,350	4,421	4,438	4,504
Share-based compensation expense	6,972	1,333	2,123	1,820	1,696
Impairment of operating lease right-of-use assets	469	–	–	469	–
Inventory adjustments - E&O and contract manufacturer liability **	16,427	3,370	13,057	–	–
Write-off of capitalized inventory order fees **	924	–	924	–	–
Impairment of capitalized software	1,115	–	611	–	504
Adjusted EBITDA from continuing operations	8,663	2,301	1,990	2,346	2,026

Income from discontinued operations, net of tax	(1,169)	(4,432)	220	1,454	1,589
Income tax provision (benefit)	842	287	(46)	289	312
Interest expense, net	(14)	(6)	(3)	(3)	(2)
Other (income) expense, net	16	840	623	(635)	(812)
Depreciation and amortization	3,849	939	1,032	951	927
Share-based compensation expense	473	83	144	144	102
ROU Asset Impairment	–	–	–	–	–
Impairment of capitalized software	4,124	4,124	–	–	–
Adjusted EBITDA from discontinued operations	8,121	1,835	1,970	2,200	2,116

Adjusted EBITDA from continuing and discontinued operations	$16,784	$4,136	$3,960	$4,546	$4,142

** These items are not adjusted from the period ending December 31, 2023 going forward

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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